UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 22, 2007

                                  VAXGEN, INC.
             (Exact name of Registrant as Specified in its Charter)

           DELAWARE                0-26483                   94-3236309
(State or other jurisdiction     (Commission     (I.R.S. Employer incorporation
      of organization)           File Number)        or Identification Number)

        349 OYSTER POINT BOULEVARD, SOUTH SAN FRANCISCO, CALIFORNIA 94080
                  (Address of Principal Administrative Offices)

       Registrant's Telephone Number, Including Area Code: (650) 624-1000


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         (Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                 SECTION 5-- CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

      On February 22, 2007, VaxGen, Inc. ("VaxGen") entered into a Resignation Agreement with Lance K. Gordon, Ph.D., who resigned as VaxGen's President and CEO and as a member of its Board of Directors, effective January 5, 2007. Pursuant to this agreement, Dr. Gordon is entitled to receive severance benefits equal to 12 months of his base salary as well as COBRA health care continuation, paid by VaxGen through December 31, 2007. The vesting of outstanding VaxGen stock options and other equity awards held by Dr. Gordon was accelerated under the agreement, such that all unvested shares (consisting of 18,750 shares with an exercise price of $5.50 per share) became fully vested and immediately exercisable. In connection with the Resignation Agreement, Dr. Gordon granted a release in favor of VaxGen. Dr. Gordon will provide two months of consulting services to VaxGen, for which he will receive a monthly consulting fee of $35,000.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               VaxGen, Inc.
                               (Registrant)


Dated: February 28, 2007   By: /s/ Matthew J. Pfeffer
                               -------------------------------------------------
                               Matthew J. Pfeffer
                               Senior Vice President, Finance and Administration and Chief Financial Officer